Exhibit 99.1

KNIGHT TRADING GROUP DISCUSSES SECOND QUARTER OUTLOOK

JERSEY CITY, New Jersey (July 7, 2004) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that it expects to report operating earnings per share in the range of $0.06 to $0.11 for the second quarter ended June 30, 2004. This range excludes any charges and writedowns.

As also announced today, Knight will take a pre-tax charge in the second quarter, which ended June 30, 2004, of approximately $79 million relating to an agreement in principle to settle investigations by the U.S. Securities and Exchange Commission and NASD.

“While each of Knight’s business segments was profitable during the second quarter, market conditions were challenging, with volatility and volumes low in the equity and options markets,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “Meanwhile, at Deephaven, our success in raising assets under management was offset by the weak environment for arbitrage strategies. The trio of rising rates, higher oil prices and an unstable Middle East worked to keep investors, both retail and institutional, on the sidelines. We believe that this slowdown is not a long-term issue but an event-driven downturn fueled by specific uncertainties. As such, Knight furthered its efforts to enhance our institutional and broker-dealer client relationships. While the market is on pause, Knight continues to attract new business and refine its infrastructure for greater efficiencies.”

Knight will release its official second quarter results on Wednesday, July 21, 2004 at 6:00 a.m. Eastern Daylight Time (EDT). The company will conduct its second quarter earnings conference call for analysts, investors and the media at 9:00 a.m. (EDT) that same day. The conference call will be Webcast live at 9:00 a.m. (EDT) for all investors and interested parties on Knight’s Web site (www.knighttradinggroup.com).

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Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities and derivatives. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas	Judy Pirro
	Senior Managing Director,	Vice President,
	Corporate Communications & Investor Relations	Investor & Shareholder Relations
	201-557-6954 or mwyrwas@knighttrading.com	201-356-1548 or jpirro@knighttrading.com

	Kara Fitzsimmons	Greta Morley
	Vice President,	Assistant Vice President,
	Corporate Communications	Marketing Communications & Public Relations
	201-356-1523 or kfitzsimmons@knighttrading.com	201-557-6948 or gmorley@knighttrading.com